EXHIBIT 99.1



FOR  IMMEDIATE  RELEASE


                      CONCURRENT ANNOUNCES UPDATED GUIDANCE
                      -------------------------------------

           CONFERENCE CALL AT 11 A.M. JULY 17, 2006 TO DISCUSS RESULTS


ATLANTA, GEORGIA, JULY 17, 2006 - Concurrent (Nasdaq: CCUR), a worldwide leader of on-demand and real-time computing technology, today announced revised financial expectations for the fourth quarter of fiscal year 2006 that ended June 30, 2006. The company expects total revenues for the quarter to be between $15 and $17 million. The company expects its loss per share to be approximately 5 to 7 cents* per fully diluted share and gross margins to be in the mid-forty percent range due to lower revenue for the quarter and increased pricing pressure in the VOD market. Cash usage was approximately $0.4 million, leading to an expected cash balance of approximately $14.4 million at June 30th. All these financial expectations are subject to normal year-end closing procedures and completion of the annual audit by the company's external auditors. The company will provide further financial information when it releases its final operating results for the fourth quarter on August 11, 2006 following completion of the normal year end closing and annual auditing processes.

While domestic sales of traditional On-Demand products were within expectations, the company had a shortfall in international On-Demand revenue due to the timing of some deployments. Additionally, On-Demand sales were impacted by the delay of a large Everstream order that was expected in the quarter. Real-Time revenue was down due to lower legacy product sales and delays in government spending.

"Despite the disappointing results for this quarter, we remain optimistic about our business long term," said Gary Trimm, Concurrent's president and chief executive officer. "The fundamentals for the on-demand market and our position in that market are strong. With the introduction of our new MediaHawk 4500 system later this year, our fifth generation on-demand system, we believe we will have the most advanced, reliable and resilient end-to-end on-demand system available. We are adding resources in our Everstream business to capture the value we believe is available in the reporting and advertising markets and we see opportunities in leveraging the On-Demand business into many areas of the Cable and IPTV Markets."

"Our Real-Time business is in transition from proprietary products aimed mostly at government and military applications to a pure software business where the customers are primarily Fortune 500 companies," continued Mr. Trimm. "Through


For  More  Information  Contact:
--------------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000 our partnership with Novell and our own efforts, we believe we can build a business in the financial and general enterprise markets with our world-class real-time Linux(R) operating systems."

Mr. Trimm concluded, "To return Concurrent to profitability and position the company for future market growth, we have implemented a plan to significantly realign our cost structure and our business infrastructure around the world. As a result, we have laid-off approximately 7% of our employees. This is part of our ongoing efforts begun approximately 18 months ago to achieve the operating model of a software company and generate shareholder value. We will discuss this more fully on our call today."

Concurrent Computer Corporation will hold a conference call to discuss these results on Monday, July 17, 2006 at 11:00 a.m. E.D.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor
                                                          ------------
Relations  page.

* The original press release contained a typographical error that was subsequently corrected in a second press release. The actual expectations are reflected herein.


ABOUT  CONCURRENT
Concurrent (NASDAQ: CCUR) is a leading provider of high-performance, real-time Linux software and solutions for commercial and government markets. For 40 years Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television. Concurrent's on-demand television applications are utilized by major service providers in the cable and IPTV industries to deliver video-on-demand (VOD) and, through subsidiary company Everstream, measure the effectiveness of interactive television. Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 24 countries. Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable. For more information, please visit www.ccur.com.
               ------------

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of forward looking statements in this press release include, without limitation, our expectation with regard to revenues, gross margins, earnings per share, cash collections and revenue growth, anticipated growth in the markets for our on-demand and real-time products, anticipated positive results, and the performance of our products. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.


For  More  Information  Contact:
--------------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000

Such risks and uncertainties include any significant changes to our expected results for fiscal 2006 and the fourth quarter of fiscal 2006 as we undergo our year-end closing procedures and finalize our financial statements and our external auditors complete their annual audit of our financial statements. In addition, the risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; the integration of Everstream; and contractual obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 2, 2005 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation, its logo and Everstream and it's logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners. Linux(R) is used pursuant to a sublicense from the Linux Mark Institute.

#  #  #
Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.




For  More  Information  Contact:
--------------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000